Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com

Public Relations Alane Moran (206) 272-6850 a.moran@f5.com

F5 Networks Announces Results for Third Quarter of Fiscal 2012

SEATTLE, WA—July 18, 2012— For the third quarter of fiscal 2012, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $352.6 million, up 3.8 percent from $339.6 million in the prior quarter and 21.3 percent from $290.7 million in the third quarter of fiscal 2011.

GAAP net income was $72.3 million ($0.91 per diluted share), compared to $68.6 million ($0.86 per diluted share) in the prior quarter and $62.5 million ($0.77 per diluted share) in the third quarter a year ago.

Excluding the impact of stock-based compensation, amortization of purchased intangible assets and acquisition-related charges and related tax effects, non-GAAP net income for the third quarter was $90.6 million ($1.14 per diluted share), compared to $87.1 million ($1.09 per diluted share) in the prior quarter and $79.4 million ($0.97 per diluted share) in the third quarter of last year.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

“During the third quarter, F5’s revenue and earnings continued to grow sequentially and year over year despite a more cautious spending environment,” said John McAdam, F5 president and chief executive officer. “Overall, revenue growth slowed in Q3, but revenue by region was generally consistent with historical patterns; 57 percent for the Americas (primarily the United States) and 43 percent for EMEA and APJ, with EMEA contributing 21 percent of the total.

“As in the prior quarter, our security offerings were a key driver of product sales and accounted for a growing percentage of total revenue. In addition, we saw continued strong uptake of VIPRION 2400 along with increasing adoption of TMOS version 11.

“During the next six to nine months we are on track to deliver several new products, including a refresh of our BIG-IP appliance family, new policy enforcement capability for service providers and an eight-blade VIPRION chassis.

“Meanwhile, we are continuing to strengthen our organization and our financial position. In the third quarter, we added 100 employees, increased deferred revenue to $434 million and generated $113 million in cash from operations. After repurchasing 425,088 shares of our outstanding common stock we ended the quarter with $1.1 billion in cash and investments.”

In light of the cautious spending environment in the current global economy, McAdam said management has set a revenue goal of $360 million to $370 million with a GAAP earnings target of $0.90 to $0.93 per diluted share for the fourth quarter of fiscal 2012, ending September 30. Excluding the impact of stock-based compensation, amortization of purchased intangible assets and acquisition-related charges and related tax effects, the company’s non-GAAP earnings target is $1.16 to $1.19 per diluted share.

A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended September 30, 2012
Reconciliation of Expected Non-GAAP Fourth Quarter Earnings	Low	High
Net income	$72.1	$74.5
Stock-based compensation expense	$27.0	$27.0
Amortization of purchased intangible assets	$1.7	$1.7
Acquisition-related charges	$—	$—
Tax effects related to above items	$(8.1)	$(8.1)

Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$92.7	$95.1

Net income per share—diluted	$0.90	$0.93

Non-GAAP net income per share—diluted	$1.16	$1.19

About F5 Networks

F5 Networks, Inc., the global leader in Application Delivery Networking (ADN), helps the world’s largest enterprises and service providers realize the full value of virtualization, cloud computing, and on-demand IT. F5® solutions help integrate disparate technologies to provide greater control of the infrastructure, improve application delivery and data management, and give users seamless, secure, and accelerated access to applications from their corporate desktops and smart devices. An open architectural framework enables F5 customers to apply business policies at “strategic points of control” across the IT infrastructure and into the public cloud. F5 products give customers the agility they need to align IT with changing business conditions, deploy scalable solutions on demand, and manage mobile access to data and services. Enterprises, service and cloud providers, and leading online companies worldwide rely on F5 to optimize their IT investments and drive business forward. For more information, go to www.f5.com.

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

Use of non-GAAP Financial Information

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Condensed Consolidated Statement of Operations entitled “GAAP to Non-GAAP Reconciliation.”

###

F5 Networks, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2012	September 30, 2011

Assets
Current assets
Cash and cash equivalents	$195,607	$216,784
Short-term investments	324,050	325,766
Accounts receivable, net of allowances of $3,016 and $2,898	193,705	165,676
Inventories	17,038	17,149
Deferred tax assets	8,702	8,391
Other current assets	43,785	29,907

Total current assets	782,887	763,673

Property and equipment, net	54,257	47,998
Long-term investments	587,342	470,203
Deferred tax assets	34,942	34,762
Goodwill	347,901	234,691
Other assets, net	30,737	17,222

Total assets	$1,838,066	$1,568,549

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$32,007	$33,525
Accrued liabilities	69,708	67,902
Deferred revenue	344,925	270,880

Total current liabilities	446,640	372,307

Other long-term liabilities	20,314	18,388
Deferred revenue, long-term	88,944	72,418

Total long-term liabilities	109,258	90,806

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 79,013 and 79,145 shares issued and outstanding	349,411	380,737
Accumulated other comprehensive loss	(5,833)	(6,422)
Retained earnings	938,590	731,121

Total shareholders' equity	1,282,168	1,105,436

Total liabilities and shareholders' equity	$1,838,066	$1,568,549

F5 Networks, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Net revenues
Products	$207,118	$179,327	$608,837	$524,529
Services	145,516	111,386	405,851	312,690

Total	352,634	290,713	1,014,688	837,219
Cost of net revenues (1)(2)
Products	34,482	31,803	101,350	94,840
Services	25,805	20,645	72,137	57,244

Total	60,287	52,448	173,487	152,084

Gross Profit	292,347	238,265	841,201	685,135
Operating expenses (1)(2)(3)
Sales and marketing	112,064	93,633	329,297	269,790
Research and development	46,985	35,245	129,675	102,358
General and administrative	23,298	21,126	67,760	61,656

Total	182,347	150,004	526,732	433,804

Income from operations	110,000	88,261	314,469	251,331
Other income, net	1,713	1,889	5,002	6,002

Income before income taxes	111,713	90,150	319,471	257,333
Provision for income taxes	39,377	27,601	112,002	83,546

Net Income	$72,336	$62,549	$207,469	$173,787

Net income per share—basic	$0.91	$0.77	$2.62	$2.15

Weighted average shares—basic	79,135	80,866	79,188	80,773

Net income per share—diluted	$0.91	$0.77	$2.60	$2.13

Weighted average shares—diluted	79,655	81,497	79,834	81,655

Non-GAAP Financial Measures
Net income as reported	$72,336	$62,549	$207,469	$173,787
Stock-based compensation expense (4)	23,537	22,907	69,005	67,613
Amortization of purchased intangible assets (5)	1,894	—	3,233	—
Acquisition-related charges (5)	—	—	750	—
Tax effects related to above items	(7,191)	(6,078)	(20,530)	(18,336)

Net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP)—diluted	$90,576	$79,378	$259,927	$223,064

Net income per share excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges (non-GAAP)—diluted	$1.14	$0.97	$3.26	$2.73

Weighted average shares—diluted	79,655	81,497	79,834	81,655

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,706	$2,398	$7,828	$6,793
Sales and marketing	8,537	8,834	26,945	25,926
Research and development	7,504	5,922	19,840	17,399
General and administrative	4,790	5,753	14,392	17,495

	$23,537	$22,907	$69,005	$67,613

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$1,704	$—	$2,903	$—
Sales and marketing	190	—	330	—

	$1,894	$—	$3,233	$—

(3) Includes acquisition-related charges as follows:
General and administrative	$—	$—	$750	$—

	$—	$—	$750	$—

(4)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)
(5)	Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended June 30,
	2012	2011
Operating activities
Net income	$207,469	$173,787
Adjustments to reconcile net income to net cash provided by operating activities:
Realized loss (gain) on disposition of assets and investments	552	(203)
Stock-based compensation	69,005	67,613
Provisions for doubtful accounts and sales returns	1,061	453
Depreciation and amortization	24,987	15,715
Deferred income taxes	(1,057)	(387)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(28,229)	(43,062)
Inventories	111	874
Other current assets	(13,852)	8,452
Other assets	(244)	(365)
Accounts payable and accrued liabilities	(3,089)	10,086
Deferred revenue	90,168	62,481

Net cash provided by operating activities	346,882	295,444

Investing activities
Purchases of investments	(780,493)	(692,812)
Maturities of investments	636,010	548,789
Sales of investments	24,519	80,977
Increase in restricted cash	(30)	(406)
Acquisition of intangible assets	(250)	(80)
Acquisition of businesses, net of cash acquired	(128,335)	—
Purchases of property and equipment	(18,544)	(20,544)

Net cash used in investing activities	(267,123)	(84,076)

Financing activities
Excess tax benefit from stock-based compensation	9,426	20,221
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	24,942	21,131
Repurchase of common stock	(134,776)	(121,526)

Net cash used in financing activities	(100,408)	(80,174)

Net (decrease) increase in cash and cash equivalents	(20,649)	131,194
Effect of exchange rate changes on cash and cash equivalents	(528)	(144)
Cash and cash equivalents, beginning of period	216,784	168,754

Cash and cash equivalents, end of period	$195,607	$299,804